Exhibit 10.2

AMENDMENT TO RESTRICTED STOCK AWARD
OR DEFERRED RESTRICTED STOCK AGREEMENT
PURSUANT TO
THE OMEGA HEALTHCARE INVESTORS, INC. 2004 STOCK INCENTIVE PLAN

This Amendment (this “Amendment”) is made by Omega Healthcare Investors, Inc. (the “Company”) effective July 20, 2012 (the “Effective Date”).

INTRODUCTION

                                                (the “Recipient”) is a director of the Company and has outstanding restricted stock awards subject to vesting under Restricted Stock Award agreements dated January 2010, January 2011 and January 2012 pursuant to the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan or deferred restricted stock awards subject to vesting under a Deferred Restricted Stock Agreement relating to stock units granted January 2010, January 2011, and January 2012 pursuant to the Omega Healthcare Investors, Inc. Deferred Stock Plan and the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan (the “Agreements”).  As of the Effective Date, the Company has adopted a mandatory retirement policy for directors and in connection therewith the Company has determined that each director's unvested restricted stock grants and unvested stock unit grants will become vested upon the mandatory retirement of the director. The Company desires to amend the Agreements to reflect this determination.

NOW, THEREFORE, Exhibit 1, the Vesting Schedule, to each Agreement is amended as follows:

“Notwithstanding any other provision hereof, Restricted Shares or Stock Units  which are not vested shall become fully vested at the date the Recipient mandatorily retires as a director of the Company.  The Recipient will be deemed to have mandatorily retired as a director of the Company only if (i) the Recipient reaches the mandatory retirement date under the Company’s mandatory retirement policy for directors, unless the Board waives the application of the mandatory retirement policy to the Recipient, and (ii) the Recipient ceases to be a director of the Company on such mandatory retirement date.”

Capitalized terms that are not defined in this Amendment shall have the meaning specified in the Agreements.

Except as specifically amended hereby, the Agreements shall remain in full force and effect as prior to this Amendment.

IN WITNESS WHEREOF, the Company has executed this Amendment as of the Effective Date.

OMEGA HEALTHCARE INVESTORS, INC.

By:

Title: